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                           AML COMMUNICATIONS, INC.
                             NONEMPLOYEE DIRECTOR
                            STOCK OPTION AGREEMENT

     THIS AGREEMENT is made as of __________________, between AML
Communications, Inc., a Delaware corporation (the "Company"), and
_________________ (the "Optionee").

     The Optionee is a nonemployee director of the Company (a "Nonemployee Director").

     Pursuant to the Company's Stock Incentive Plan, as amended and restated (the "Plan"), the Optionee has been granted, as a matter of separate inducement in connection with his or her engagement with the Company, an option (the "Option") to purchase shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") on the terms and conditions set forth herein.

     This Option is not intended to qualify as an Incentive Stock Option under
Section 422A of the Internal Revenue Code (the "Code").

     Capitalized terms used herein without definition shall have the same meaning as in the Plan.

                                   AGREEMENT

     In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

     1. SHARES OPTIONED; OPTION PRICE. The Optionee may purchase all or any part of an aggregate of ____________ shares of Common Stock, at the price of $__________ per share (which shall not be less than the Fair Market Value (as defined in the Plan)) of a share of Common Stock on the date of the grant of Option.

     2.   OPTION TERM, TIMES OF EXERCISE. Unless expired earlier pursuant to
Section 3, the Option term shall end on ________________ (the "Expiration
Date").

     At the expiration of one year from the date of grant, the Optionee shall be entitled to exercise _____% of the Common Stock covered by this Option and at the expiration of each year thereafter, the Optionee shall be entitled to exercise an additional _____% of such Common Stock covered by this Option such that the Optionee shall be entitled to exercise 100% of such Common Stock upon the expiration of _______ years from the date of grant.


     3.   TERMINATION OF NONEMPLOYEE DIRECTOR STATUS; EFFECT ON OPTIONS.

          (a) In the event the Optionee shall cease to be a Nonemployee Director for any reason, (i) all outstanding Options which have been granted to such Nonemployee Director and which have not yet become vested shall immediately expire, and (ii) all outstanding Options which have been granted to such Nonemployee Director and which have become vested shall expire on the second anniversary of the date upon which the Optionee shall cease to be a Nonemployee Director.

          (b) Notwithstanding anything to the contrary herein, if Optionee shall die at any time after the date on which he or she ceases to be a Nonemployee Director and prior to the date on which the Option is terminated pursuant to Section 3(a), the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the Optionee's death.

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     4.   EXERCISE: PAYMENT FOR AND DELIVERY OF STOCK AND PAYMENT OF INCOME
TAXES. This Option may be exercised only by the Optionee or his or her guardian or legal representative or his or her transferees by will or the laws of descent and distribution. This Option may be exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the total purchase price.

     Payment of the exercise price of this Option and the Optionee's tax withholding obligation, if any, with respect to this Option shall be made in full in cash concurrently with the exercise of such Option; provided, however, that the payment of such exercise price and/or tax withholding may instead be made, in whole or in part, by any one or more of the following;

          (a) by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; or

          (b) by reducing the number of shares of Common Stock to be delivered to the Optionee upon exercise of such Option (such reduction to be valued on the basis of the aggregate Fair Market Value on the date of such exercise of the additional shares that would otherwise have been delivered to such Optionee upon exercise of such Option), provided that the Company is not then prohibited from purchasing or acquiring its Common Stock; or

          (c) the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Securities Exchange Act of 1934, as amended, of a properly executed exercise notice for such Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale or a loan secured by the shares of Common Stock issuable upon exercise of such Option.

     5. RIGHTS IN SHARES BEFORE ISSUANCE AND DELIVERY. Neither the Optionee nor his or her transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option, unless and until certificates representing such shares shall have been issued and delivered.

     6. ADJUSTMENTS IN STOCK. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 9 hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate exercise price of the then unexercised portion of the Option.

     7. NONTRANSFERABILITY OF OPTION. This Option is not transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. This Option shall not be otherwise

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transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation or law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Option otherwise than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Option, or upon the levy of an execution, attachment or similar process upon this Option, this Option shall immediately terminate and become null and void.

     8. LEGALITY. No securities issuable upon exercise of this Option shall be issued and delivered unless and until, in the opinion of the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities-exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

     9. TERMINATING TRANSACTIONS. Upon (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company (individually or collectively, a "Merger") with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or (iii) the acquisition of all or substantially all of the assets or more than eighty (80%) of the then outstanding stock of the Company by another entity, Options granted under the Plan shall terminate unless provisions be made in writing in connection with such transaction for the assumption of such Options or the substitution for such Options of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof or of the Company, with appropriate adjustments as to the number and kind of shares and prices, in which event such Options shall continue in the manner and under the term so provided.

     10. NOTICES. Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Optionee shall be addressed to him or her at the address given beneath his or her signature hereto, or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall have been deemed duly given when deposited in a post office or branch post office regularly maintained by the United States Government.

     11. LAWS APPLICABLE TO CONSTRUCTION. This Agreement has been executed and delivered the day and year first above written at Camarillo, California, and this Agreement shall be construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by an authorized officer, attested by its Secretary or one of its Assistant Secretaries, and the Optionee has hereunto set his or her hand on the day and year first above written.


AML COMMUNICATIONS, INC.                OPTIONEE


By:________________________             ________________________
    Jacob Inbar
    President & CEO

ATTEST:                                 Social Security No.:


________________________                ________________________
 Edwin J. McAvoy

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